Exhibit 99.2

SUBSIDIARY GUARANTOR FINANCIAL INFORMATION
(Unaudited)

Consolidating Balance Sheet

	March 31, 2005
				Consolidating
	Parent	Guarantor	Non-Guarantor	Entries and
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
(In millions)
ASSETS
Current Assets:
Cash and cash equivalents	$854	$15	$863	$—	$1,732
Restricted cash	146	—	17	—	163
Accounts and notes receivable	1,319	203	2,186	(10)	3,698
Accounts and notes receivable from affiliates	—	621	—	(621)	—
Inventories	1,173	282	1,440	(49)	2,846
Prepaid expenses and other current assets	74	14	189	23	300

Total Current Assets	3,566	1,135	4,695	(657)	8,739

Long Term Accounts and Notes Receivable	142	8	62	(24)	188
Investments in and Advances to Affiliates	3	10	16	—	29
Other Assets	57	—	14	1	72
Goodwill	—	35	455	208	698
Other Intangible Assets	101	39	57	(39)	158
Deferred Income Tax	—	14	69	—	83
Prepaid and Deferred Pension Costs	419	179	206	—	804
Deferred Charges	147	4	74	—	225
Investments in Subsidiaries	3,956	426	3,192	(7,574)	—
Properties and Plants	2,054	320	2,894	21	5,289

TOTAL ASSETS	$10,445	$2,170	$11,734	$(8,064)	$16,285

LIABILITIES
Current Liabilities:
Accounts payable — trade	$531	$59	$1,264	$—	$1,854
Accounts payable to affiliates	387	—	214	(601)	—
Compensation and benefits	697	50	348	—	1,095
Other current liabilities	267	20	224	—	511
United States and foreign taxes	60	21	215	—	296
Notes payable	—	—	258	—	258
Long term debt and capital leases due within one year	669	1	74	—	744

Total Current Liabilities	2,611	151	2,597	(601)	4,758

Long Term Debt and Capital Leases	3,867	3	792	—	4,662
Compensation and Benefits	3,361	312	1,384	—	5,057
Deferred Income Tax	67	3	322	7	399
Other Long Term Liabilities	495	9	29	(1)	532
Minority Equity in Subsidiaries	—	—	629	204	833

TOTAL LIABILITIES	10,401	478	5,753	(391)	16,241

Commitments and Contingent Liabilities

SHAREHOLDERS’ EQUITY (DEFICIT)
Preferred Stock	—	—	—	—	—
Common Stock	176	669	4,290	(4,959)	176
Capital Surplus	1,394	12	879	(891)	1,394
Retained Earnings	1,138	1,303	2,206	(3,509)	1,138
Accumulated Other Comprehensive Income (Loss)	(2,664)	(292)	(1,394)	1,686	(2,664)

TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	44	1,692	5,981	(7,673)	44

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$10,445	$2,170	$11,734	$(8,064)	$16,285

Consolidating Statement of Income

	Three Months Ended March 31, 2005
				Consolidating
	Parent	Guarantor	Non-Guarantor	Entries and
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated

(In millions)
NET SALES	$2,274	$529	$4,230	$(2,266)	$4,767

Cost of Goods Sold	2,044	464	3,606	(2,295)	3,819
Selling, Administrative and General Expense	270	48	374	(6)	686
Rationalizations	(3)	—	(5)	—	(8)
Interest Expense	89	9	56	(52)	102
Other (Income) Expense	(43)	(1)	(42)	98	12
Minority Interest in Net Income of Subsidiaries	—	—	21	—	21

Income (Loss) before Income Taxes and Equity in (Earnings) Loss of Subsidiaries	(83)	9	220	(11)	135
United States and Foreign Taxes on Income	(7)	3	71	—	67
Equity in (Earnings) Loss of Subsidiaries	(144)	(12)	—	156	—

NET INCOME (LOSS)	$68	$18	$149	$(167)	$68

Consolidating Statement of Income

	Three Months Ended March 31, 2004
				Consolidating
	Parent	Guarantor	Non-Guarantor	Entries and
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
(In millions)

NET SALES	$2,035	$497	$3,602	$(1,832)	$4,302

Cost of Goods Sold	1,856	426	3,040	(1,845)	3,477
Selling, Administrative and General Expense	277	43	369	(7)	682
Rationalizations	2	—	21	1	24
Interest Expense	70	9	57	(52)	84
Other (Income) Expense	(5)	—	14	41	50
Minority Interest in Net Income of Subsidiaries	—	—	5	1	6

Income (Loss) before Income Taxes and Equity in (Earnings) Loss of Subsidiaries	(165)	19	96	29	(21)
United States and Foreign Taxes on Income	(17)	6	72	(4)	57
Equity in (Earnings) Loss of Subsidiaries	(70)	(5)	—	75	—

NET INCOME (LOSS)	$(78)	$18	$24	$(42)	$(78)

Condensed Consolidating Statement of Cash Flows

	Three Months Ended
	March 31, 2005
				Consolidating
	Parent	Guarantor	Non-Guarantor	Entries and
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
(In millions)
CASH FLOWS FROM OPERATING ACTIVITIES:

TOTAL CASH FLOWS FROM OPERATING ACTIVITIES	$(109)	$(34)	$(4)	$(25)	$(172)

CASH FLOWS FROM INVESTING ACTIVITIES:

Capital expenditures	(29)	(2)	(51)	(3)	(85)
Asset sales	16	1	6	(7)	16
Asset acquisitions	—	—	(7)	7	—
Capital contributions	(2)	—	(203)	205	—
Capital redemptions	1	—	93	(94)	—

TOTAL CASH FLOWS FROM INVESTING ACTIVITIES	(14)	(1)	(162)	108	(69)

CASH FLOWS FROM FINANCING ACTIVITIES:

Short term debt incurred	—	—	77	—	77
Short term debt paid	—	—	(34)	—	(34)
Long term debt incurred	—	1	28	—	29
Long term debt paid	(19)	—	(8)	—	(27)
Capital contributions	—	—	278	(278)	—
Capital redemptions	—	—	(161)	161	—
Debt issuance costs	(1)	—	—	—	(1)
Increase in restricted cash	(9)	—	(2)	—	(11)
Other transactions	2	—	(34)	34	2

TOTAL CASH FLOWS FROM FINANCING ACTIVITIES	(27)	1	144	(83)	35

Effect of Exchange Rate Changes on Cash and Cash Equivalents	—	(1)	(29)	—	(30)

Net Change in Cash and Cash Equivalents	(150)	(35)	(51)	—	(236)

Cash and Cash Equivalents at Beginning of the Period	1,004	50	914	—	1,968

Cash and Cash Equivalents at End of the Period	$854	$15	$863	$—	$1,732

Condensed Consolidating Statement of Cash Flows

	Three Months Ended
	March 31, 2004
				Consolidating
	Parent	Guarantor	Non-Guarantor	Entries and
(In millions)	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:

TOTAL CASH FLOWS FROM OPERATING ACTIVITIES	$(164)	$(8)	$(52)	$(46)	$(270)

CASH FLOWS FROM INVESTING ACTIVITIES:

Capital expenditures	(5)	(1)	(65)	—	(71)
Asset sales	2	—	5	—	7
Capital contributions	(9)	—	—	9	—
Capital redemptions	—	9	—	(9)	—

TOTAL CASH FLOWS FROM INVESTING ACTIVITIES	(12)	8	(60)	—	(64)

CASH FLOWS FROM FINANCING ACTIVITIES:

Short term debt incurred	15	3	74	—	92
Long term debt incurred	1,276	—	25	—	1,301
Long term debt paid	(1,167)	—	(12)	—	(1,179)
Debt issuance costs	(35)	—	—	—	(35)
Increase in restricted cash	(59)	—	(5)	—	(64)
Other transactions	—	—	(59)	46	(13)

TOTAL CASH FLOWS FROM FINANCING ACTIVITIES	30	3	23	46	102

Effect of Exchange Rate Changes on Cash and Cash Equivalents	—	—	(17)	—	(17)

Net Change in Cash and Cash Equivalents	(146)	3	(106)	—	(249)

Cash and Cash Equivalents at Beginning of the Period	585	25	936	—	1,546

Cash and Cash Equivalents at End of the Period	$439	$28	$830	$—	$1,297